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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 9, 2004

PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-8182 (Commission File Number)	74-2088619 (I.R.S. Employer Identification No.)
9310 Broadway, Building I
San Antonio, Texas (Address of principal executive offices)		78217 (Zip Code)

Registrant's telephone number, including area code: (210) 828-7689

Item 5. Other Events and Regulation FD Disclosure.

        On July 9, 2004, Pioneer Drilling Company ("Pioneer") filed a registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission relating to a proposed public offering by Pioneer of up to 4,000,000 shares of its common stock (4,600,000 shares if the underwriters exercise their over-allotment option in full). The Registration Statement also covers the resale of a total of 4,582,018 shares of Pioneer's common stock (5,269,320 shares if the underwriters exercise their over-allotment option in full) by selling shareholders, WEDGE Energy Services, L.L.C. ("WEDGE") (which is offering 4,000,000 shares and 4,687,302 shares if the underwriters exercise their over-allotment option in full), William H. White (who is offering 232,018 shares) and Michael E. Little (who is offering 350,000 shares). In connection with the proposed offering, WEDGE and Mr. White have agreed to convert, in accordance with its terms, the $28 million in original aggregate principal amount of Pioneer's 6.75% convertible subordinated debentures which they hold into a total of 6,496,519 shares of Pioneer common stock, effective immediately prior to, and conditioned on, the closing of the proposed offering.

        Pioneer intends to use its net proceeds from the offering to retire approximately $20,000,000 of its indebtedness and to use any remaining proceeds for general corporate purposes, including the funding of working capital and capital expenditures. Pioneer will not receive any of the proceeds from the sale of common stock by the selling shareholders.

        Jefferies & Company, Inc. and Raymond James & Associates, Inc. are the lead co-managers of the offering. When available, copies of the preliminary prospectus relating to the offering may be obtained from the offices of Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, New York 10022; and Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716.

        The Registration Statement has not yet become effective. The shares of common stock covered by the Registration Statement may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities covered by the Registration Statement in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY
By:	/s/ WM. STACY LOCKE Wm. Stacy Locke President and Chief Executive Officer

Date: July 9, 2004

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE